STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) is entered into by and between Jay D. Solomon, Charles Godels, Nancy W. Hunt (collectively the “Sellers”), and Dr. Ruggero M. Santilli (“Purchaser”), and is effective as of the last date of execution set forth below.  Sellers and Purchaser may be collectively referred to herein as the “Parties.”

WHEREAS, Sellers are shareholders of the common stock of CCJ Acquisition Corp., a Florida corporation (the “Company”) and who each own one million (1,000,000) shares of Company common stock and who each desire to sell nine hundred eighty thousand (980,000) of their respective shares (the “Shares” or “Securities”) to Purchaser for the total sum of thirty-five thousand dollars ($35,000.00); and

WHEREAS, Purchaser desires to purchase and Sellers desire to sell a total of two million, nine hundred forty thousand (2,940,000) Shares of common stock of the Company, previously issued to Sellers.

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Securities Purchased

Pursuant to this Agreement the Sellers agree to sell a total of two million, nine hundred forty thousand (2,940,000) of their issued Shares of common stock of the Company (980,000 shares each) to Purchaser for the total purchase price of thirty-five thousand dollars ($35,000.00) which purchase price shall be divided equally among Sellers.  Purchaser hereby agrees to purchase the Shares for the aforementioned purchase price.

2.  Exempt Transaction

The Shares sold by the Sellers and delivered to the Purchaser will not be registered under the Securities Act of 1933, as amended, Chapter 517, Florida Statutes, or any other states’ Securities laws, on the grounds that the transaction in which the shares are to be issued either qualifies for applicable exemptions from the Securities registration requirements of such statutes or such registration requirements have been satisfied.  The exemptions being claimed include, but are not necessarily limited to, those available under Sections 4(1) and 4(2) of the Securities Act as well as the judicially-created 4(1½) exemption and Section 517.061(3) Florida Statutes; and, the reliance by the Sellers upon the exemptions from the Securities registration requirements of the federal and state Securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

3.  Purchaser Representations and Warranties

In order to induce the Sellers to accept the payment tendered and transfer the Shares, the Purchaser represents and warrants to the Sellers, as follows:

a.

Purchaser’s Financial Sophistication.  Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933. Purchaser has conducted a due diligence review of all information he deems material and necessary to an adequate evaluation of this stock purchase.

b.

Purchaser Recognizes Risks of Investment and Illiquidity.  Purchaser understands that there is presently no public market and/or market value for the Shares and that there is no guarantee that any public or private market for the Shares may develop.

c.

Lack of Registration of Securities.  Purchaser acknowledges that the Securities offered, purchased and sold herein are not registered with the United States Securities and Exchange Commission, the State of Florida, or any other state Securities regulatory body and that the statutory protection provided by such registration is not available.

d.

No Guarantee of Future Registration.  Any future offer or sale of the aforementioned Securities may require registration with United States Securities and Exchange Commission, the state of Florida, or other states’ Securities regulatory bodies or establishment of an exemption from registration by the Purchaser as to which the Sellers makes no warranties or representations.

e.

No Guarantee or Representation Regarding Performance.  Purchaser hereby acknowledges that no representations or guarantees have been made to him or any of his representatives or agents regarding the performance of the aforementioned Securities by any officer, director, agent, consultant or other representative of the Company or the Sellers.

f.

 Access to Material Information.  Purchaser acknowledges that he and/or representatives designated by him have been given reasonable access to, or the furnishing of, all material information prior to the sale of the Securities herein relating to:

(i)

All material books and records of the Company;

(ii)

All material contracts and documents relating to the proposed transaction;

(iii)

An opportunity to question the appropriate executive officers or principals of the Company;

(iv)

Any additional information deemed necessary by Purchaser to evaluate the investment or to verify any information necessary to evaluate the investment or to verify any information or representation; and

(v)

make such other investigation as Purchaser considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

g.

Release and Hold Harmless.  Purchaser hereby releases, acquits and hold harmless the Sellers, their agents, attorneys and those acting in concert or participation with them from any and all matters having to do with the lack of registration of the aforementioned Securities and, further, covenants not to sue the Sellers, their agents, attorneys and those acting in concert or participation with them with respect to any matters relating to the lack of registration of the aforementioned Securities and the claim under federal and state law of the private offering exemption.

h.

No Federal or State Endorsement.  Purchaser understands that:

(i) No state or federal agency has passed upon the Securities or made any finding or determination as to the fairness of the Securities as an investment;

(ii) The Securities have not been, and will not be, registered under either the Securities Act of 1933, as amended, or any state Securities law including the Florida Securities and Investor Protection Act, as amended;

(iii) The Securities cannot be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred or encumbered during the one year from the date of sale of Securities and then only in compliance with the Sellers’s bylaws, and

(iv) The Sellers have not agreed, and are not obligated, to register any resale or other transfer of the Securities under any state or federal Securities law or to take any action to enable it to qualify for an exemption from registration under any of those laws with respect to a resale or other transfer of the Securities.

i.

Non-transferability of Securities.  Purchaser will not offer, sell, assign, pledge, hypothecate, or otherwise transfer at any time any of the Securities absent registration of the transaction under applicable federal Securities laws, the Florida Securities and Investor Protection Act, as amended, and every other applicable state Securities law or delivery of an opinion of counsel satisfactory to the Company that registration is not required under any of those laws.

j.

Shares are Restricted Securities.  Purchaser understands that, in furtherance of the transfer restrictions stated above:

(i) The Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of the Securities; and

(ii) Each document evidencing the Securities will bear a restrictive legend in substantially the following form:

The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state including the Florida Securities and Investor Protection Act, as amended.  These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

k.

Speculative Investment.  Purchaser understands that the Securities are a speculative investment and that there are substantial risks incident to an investment in the Securities.  Purchaser is knowledgeable concerning the business of the Company and has carefully considered and understands the risks and other factors affecting the suitability of the Securities as an investment for him.

l.

Forward Looking Statements May Differ From Actual Results.  Purchaser understands that any forecasts or projections furnished to him by the Company, if any, are only an orderly prediction of future results based on estimates and assumptions of the Company’s management that eventually might or might not be substantiated and that neither the Sellers, the Company nor any officer or director of the Company assures or guarantees in any way that the projected results will be achieved.

m.

Tax Consequences.  Purchaser understands that neither the Sellers, the Company, nor any officer, director or professional advisor of the Company, make any representation or warranty to Purchaser with respect to, or assumes any responsibility for, the federal income tax consequences to him of an investment in the Securities.

n.

Sophistication of Purchaser.  Because of Purchaser’s knowledge and experience in financial and business matters, he is able to evaluate the merits, risks, and other factors bearing upon the suitability of the Securities as an investment for him, and he has been afforded adequate opportunity to evaluate this proposed investment in light of those factors, his financial condition, investment knowledge and experience.

4.  Sellers’ Representations and Warranties

As of the date Sellers execute this Agreement, the Sellers represent and warrant to the Purchaser the following:

a.

Valid and Binding Obligation of Sellers.  The Sellers’s execution, delivery, and performance of this Agreement is authorized and will not constitute a breach or violation of, or a default under, any material lease, contract, agreement, instrument, indenture, or mortgage to which the Sellers are a party.  This Agreement is a valid and binding obligation of the Sellers.

b.

Access to Material Information. The Sellers have provided to the Purchaser reasonable access to, or the furnishing of, material information, prior to the sale to the Purchaser, of the following information:

(i)

All material books and records of the Company;

(ii)

All material contracts and documents relating to the proposed transaction;

(iii)

An opportunity to question the appropriate executive officers or principals; and

(iv)

All facts material to the transaction involving the sale of the Sellers’ Securities.

d.

Non-registration of Securities.

 The Securities offered, purchased and sold herein have not been registered with the United States Securities and Exchange Commission or the State of Florida or any other state Securities regulatory agency.

e.

Securities Sold in Exempt Transaction.  The offer, purchase and sale of Securities referenced herein is accomplished in reliance upon Sections 4(1) and 4(2) of the Securities Act of 1933 and the judicially created Section 4(1½) exemption as an exempt transaction in compliance with the aforementioned section.

f.

Blue Sky Exemption From Registration. The Sellers are relying in the State of Florida on Section 517.061(3), Florida Statutes thereby claiming that the offer, purchase and sale of Securities pursuant hereto is occurring in an exempt transaction under the aforementioned Florida Statute and upon applicable transaction exemptions in other states.

g.

Company History.    The Company was incorporated in Florida on April 21, 2011.  A Form 10 Registration Statement was filed with SEC on July 7, 2011, and became effective on September 6, 2011.  All required filings under sections 13 and 15(d) of the Securities Exchange Act of 1934 have been made with the SEC.  The Company is not yet listed on the pink sheets, OTCQB or any national securities exchange.  The Shares are not presently traded.  The Company does not presently have a symbol.  There are no options, warrants, preferred shares or any debt securities such as promissory notes, etc. outstanding.  As of July 24, 2013 there are three million (3,000,000) shares of Company common stock issued and outstanding to three (3) shareholders.

5.  Lock-up, Non-dilution Provision

The 60,000 shares retained by Sellers (post-closing) shall be locked up for 6 months from the commencement of trading and shall be non-dilutive through conclusion of the effective date of the Registration Statement on Form S-1 contemplated for filing by the Company with the SEC. Notwithstanding the foregoing, nothing herein shall prohibit the Company from issuing shares of common stock in exchange for cash to raise working capital for the Company.  Similarly, this lockup provision shall not prohibit any shareholder of the Company from selling their shares in a private transaction not involving any public market at any time prior to the Company filing a Registration Statement on Form S-1.

6.  Jurisdiction and Venue

This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Pinellas County, Florida and the United States District Court for the Middle District of Florida, Tampa Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Florida.  The Parties further agree that the mailing of any process shall constitute valid and lawful process against each Party.  The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

7.  Arbitration Agreement

The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to, this Agreement, the breach of this Agreement, the purchase of the Sellers’ Securities pursuant to this Agreement, claims at law, tort claims, statutory claims, choses in equity or any other matter or claim whatsoever shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Venue for any arbitration between the Parties shall be had and is mandatory in Pinellas County, Florida to the exclusion of all other places of venue, for all matters that arise under this Agreement.

8.  Miscellaneous Provisions

a.

Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the address set forth in the preamble.

b.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

c.

Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

d.

Fees. In the event that any Party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other Party, regardless of whether such action results in litigation, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs from the other

Party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

e.

Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

f.

 Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

g.

Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

h.

Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the art of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

i.

Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

j.

Survival of Representations and Warranties.  The representations and warranties set forth in this Agreement shall be continuing and shall survive the Closing Date.

k.

Acknowledgements.  The Parties to this Agreement declare and represent that:

(i)

They have read and understand this Agreement;

(ii)

They have been given the opportunity to consult with an attorney if they so desire;

(iii)

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

(iv)

They have retained signed copies of this Agreement for their records; and

(v)

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

Sellers:

Date:  July 24, 2013

/s/: Jay D. Solomon

Jay D. Solomon

Date:  July 24, 2013

/s/: Charles Godels

Charles Godels

Date:  July 25, 2013

/s/: Nancy W. Hunt

Nancy W. Hunt

Date:  July 24, 2013

Purchaser:

/s/: Dr. Ruggero M. Santilli

Dr. Ruggero M. Santilli